NEWS RELEASE

BROOKFIELD HOMES ANNOUNCES SECOND QUARTER NET NEW ORDERS,
AND
NOTICE OF SECOND QUARTER CONFERENCE CALL AND WEBCAST
Fairfax, Virginia, July 6, 2006 — (BHS: NYSE)
Net New Orders
Net new orders for the quarter ended June 30, 2006 totaled 255 units. The company’s current estimated range of home closings for the year ending December 31, 2006 is 1,200 to 1,300 homes, a decrease of between 18% and 24% when compared to the home closings for the year ended December 31, 2005. A summary by region of the net new orders and active selling communities follows:

					Active Selling
	Net New Orders				Communities
	Three months ended		Six months ended		Three months ended
	June 30		June 30		June 30
	2006	2005	2006	2005	2006	2005

San Francisco Bay Area	30	54	45	117	2	2
Southland / Los Angeles	95	61	198	155	7	3
San Diego / Riverside	54	183	94	342	7	6
Washington D.C. Area	76	204	145	405	13	15

	255	502	482	1,019	29	26

The decline in net new orders continues to be primarily in the San Diego/Riverside and Washington D.C. markets with 257 fewer net new orders, when compared to the second quarter of 2005. The decline in net new orders results from an overall more competitive market environment as resale inventories increase and potential homebuyers take a wait and see approach.
Webcast and Conference Call for Investors and Analysts
You are invited to participate in Brookfield Homes’ Second Quarter Conference Call on Thursday, July 20, 2006 at 4:30 p.m. (ET) to discuss with members of senior management our results and current business initiatives.

Brookfield Homes will release its 2006 second quarter financial results on Thursday, July 20 at approximately 2:00 p.m. (ET), and will be available on our website at www.brookfieldhomes.com under “Investor Relations — Press Releases.” Our supplemental information package will also be available under “Investor Relations — Financial Reports and Investor Presentations.” The Conference Call will also be Webcast live on our website, where it will be archived for future reference.
To participate in the Conference Call, please dial 1-888-789-0089, toll free in North America, at approximately 10 minutes prior to the start time. For those unable to participate in the Conference Call, a taped rebroadcast will also be available until midnight August 20, 2006. To access this rebroadcast, please call 1-888-509-0081, toll free in North America (password: 626903).
Brookfield Homes Corporation
Brookfield Homes Corporation is a residential homebuilder and land developer, building homes and developing land in master-planned communities and infill locations. We design, construct and market single-family and multi-family homes primarily to move-up and luxury homebuyers. We also entitle and develop land for our own communities and sell lots to other homebuilders. Our portfolio includes 30,000 lots owned and controlled in the San Francisco Bay Area; Southland / Los Angeles; San Diego / Riverside; Sacramento; and Washington D.C. Area markets. For more information, visit the Brookfield Homes website at www.brookfieldhomes.com.
Contact Information:
Linda Northwood
Director, Investor Relations
Tel: 858-481-2567
Email: lnorthwood@brookfieldhomes.com
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Note: Certain statements in this press release that are not historical facts, including information concerning the estimated range of 2006 home closings, and those statements preceded by, followed by, or that include the words “estimated”, “projected”, “goals”, “expected”, “targeted,” “scheduled,” “forecasted” or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from the anticipated future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those set forward in the forward-looking statements include, but are not limited to: changes in general economic, real estate and other conditions; mortgage rate changes; availability of suitable undeveloped land at acceptable prices; adverse legislation or regulation; ability to obtain necessary permits and approvals for the development of our land; availability of labor or materials or increases in their costs; ability to develop and market our master-planned communities successfully; confidence levels of consumers; ability to raise capital on favorable terms; adverse weather conditions and natural disasters; relations with the residents of our communities; risks associated with increased insurance costs or unavailability of adequate coverage and ability to obtain surety bonds; competitive conditions in the homebuilding industry, including product and pricing pressures; and additional risks and uncertainties referred to in our Form 10-K and other SEC filings, many of which are beyond our control. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.